UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2022

Nuwellis, Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware	001-35312	No. 68-0533453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
12988 Valley View Road, Eden Prairie, MN 55344
(Address of Principal Executive Offices) (Zip Code)
(952) 345-4200
(Registrant’s Telephone Number, Including Area Code)
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NUWE	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer

On September 19, 2022, George Montague notified Nuwellis, Inc., a Delaware corporation (the “Company”) of his decision to resign as the Chief Financial Officer of the Company. Mr. Montague’s last date with the Company is expected to be on or about October 20, 2022 (the “Separation Date”). Mr. Montague’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or procedures. The Company has commenced a formal search process for the position of Chief Financial Officer for the Company.

Appointment of Interim Chief Financial Officer and Principal Accounting Officer

On September 22, 2022, the Board of Directors of the Company (the “Board”) appointed Nestor Jaramillo, Jr., the Company's President and Chief Executive Officer, beginning on the Separation Date, as the interim Chief Financial Officer and the interim Principal Financial Officer. Mr. Jaramillo, age 65, has served as the Company's President and Chief Executive Officer since January 2021.

There is no arrangement or understanding between Mr. Jaramillo and any other person pursuant to which Mr. Jaramillo was selected as an officer. Mr. Jaramillo has no family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Mr. Jaramillo and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On September 22, 2022, the Board appointed Rob Scott as the Company’s interim Principal Accounting Officer, beginning on the Separation Date. Mr. Scott, age 43, joined the Company in January of 2014 and has served as the Company’s Senior Director, Financial Planning & Analysis since June 2022. Previously, Mr. Scott served as the Director of Finance from January 2018 to May 2022. Mr. Scott holds a Bachelor of Science degree from the University of Minnesota – Carlson School of Management.

There is no arrangement or understanding between Mr. Scott and any other person pursuant to which Mr. Scott was selected as an officer. Mr. Scott has no family relationships with any of the Company’s directors or executive officers. There are no transactions and no proposed transactions between Mr. Scott and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2022	NUWELLIS, INC.

	By:	/s/ Nestor Jaramillo, Jr
Name:	Nestor Jaramillo, Jr.
Title:	President and Chief Executive Officer